Exhibit 99.1

FARADAY FUTURE PUBLISHES FIRST QUARTER 2023 financial Results

Los Angeles, CA (May 11, 2023) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today published a letter to its stockholders containing the company’s first quarter 2023 financial results. The letter is available on its investor relations website (http://investors.ff.com).

Faraday Future will host a webcast to discuss its Q1 results and provide a business update at 4:30pm PT / 7:30pm ET today, May 11. The live webcast in both English and Chinese will be available on the investor section of our website http://investors.ff.com and a replay will be available shortly thereafter.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://www.ff.com/us/mobile-app/ or (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future (FF) is the pioneer of the Ultimate TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

https://www.ff.com/us/mobile-app/

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture/

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com